UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  July 6, 2015

(Exact name of registrant as specified in charter)

Wyoming	000-08447	83-0219465
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

200 East Campus View Blvd, Suite 200 Columbus, OH	43235
Address of Principal Executive Offices	(Zip Code)

Registrant's telephone number, including area code:   (614) 985-3648

1000 5th Street Suite #200, Miami Beach, FL 33139
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement

Item 2.01.  Completion of Acquisition or Disposition of Assets

On June 10, 2015 Omega Commercial Finance Corp. (“OMEGA”) entered into a definitive share exchange agreement merger agreement (the “Agreement”) with Branca Ribeiro Representacoes Ltd, (“BRR”) herein referenced as (the “Company”) pursuant to which the parties agree to execute a share exchange for OMEGA to acquire 20% of the Company in consideration for 10-million shares of Series NYSE Convertible Preferred Shares at a Par Value of $7.86 (the “Exchange”).

BRR is a forest land and timber holding company that is among the largest privately held forest land-banks and timber/wood producers in all of Brazil with 345,453 acres of land valued at $393-million and a 2014 year-ending profit margin of 20% from EBITDA of $23-million. Under the agreement OMEGA and BRR executed a share exchange transaction in which OMEGA owns 20% of BRR giving OMEGA a consolidated minority ownership value of $78,600,000.

Consummation of the Exchange and acquisition by it of the Proper, which is anticipated to occur on or before June 1, 2015, is subject to the fulfillment of various customary closing conditions.

The foregoing summary of the Agreement is qualified in its entirety by the agreement attached as Exhibit 10.1 collectively with this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01.  Financial Statements and Exhibits

(d) Exhibits.

10.1 - Definitive Omega Commercial Finance Corporation & Branca Ribeiro Representacoes Ltd Share Exchange Agreement dated June 10, 2015

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 6, 2015

OMEGA COMMERCIAL FINANCE CORPORATION

By:  /s/ Todd C. Buxton

Todd C. Buxton, CEO